Exhibit 3.1

SECOND AMENDED AND RESTATED BYLAWS

OF

OPTIMIZERX CORPORATION

(A NEVADA CORPORATION)

ARTICLE I
OFFICES

Section 1.1 Principal Office. The principal office of OptimizeRx Corporation (the “Corporation”) shall be at such place within or outside of the State of Nevada as the board of directors of the Corporation (the “Board”) shall from time to time designate.

Section 1.2 Other Offices. The Corporation may also have other offices at such other places within or outside of the State of Nevada as the Board may from time to time designate or the business of the Corporation shall require. The street address of the Corporation’s registered agent is the registered office of the Corporation in Nevada.

ARTICLE II
STOCKHOLDERS

Section 2.1 Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date and at such time as designated by the Board. The purpose of this meeting shall be for the election of directors and for the transaction of such other business as may properly come before the meeting.

Section 2.2 Special Meetings.

(a) Special meetings of the stockholders may be called only by the Chairperson or the chief executive officer, if any, and shall be called by the secretary upon the written request of (i) at least a majority of the Board, or (ii) stockholders who together own of record not less than 50.1% of the capital stock of the Corporation issued and outstanding and entitled to vote at such meeting. Such written request of stockholders shall state the purpose or purposes of the proposed special meeting, contain all of the information required to be disclosed pursuant to Section 2.13(c)(1) of these Second Amended and Restated Bylaws (as amended or amended and restated from time to time, the “Bylaws”) and comply with the other requirements set forth in these Bylaws.

(b) No business shall be acted upon at a special meeting of stockholders except as set forth in the notice of the meeting.

Section 2.3 Place of Meetings. Any meeting of the stockholders may be held at any location within or outside of the State of Nevada as may be designated in the notice of meeting. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of electronic communications, videoconferencing, teleconferencing or other available technology in accordance with Section 2.15.

Section 2.4 Notice of Meetings. Except as otherwise provided by law or by the Corporation’s articles of incorporation (as amended or amended and restated from time to time, the “Articles of Incorporation”), a written notice of each annual and special meeting of stockholders shall be given not less than ten (10) days nor more than sixty (60) days before the date of such meeting to each stockholder of record of the Corporation entitled to vote at such meeting. The notice of a meeting of stockholders shall state the place (if any), date and hour of the meeting, the means of any electronic communication by which stockholders may participate in the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice to each stockholder entitled to vote at the meeting shall be given personally, by mail, or by electronic transmission if consented to by a stockholder in accordance with Nevada law, by or at the direction of the secretary or the officer or person calling the meeting. The notice shall be delivered in accordance with, and shall contain or be accompanied by such additional information as may be required by the Nevada Revised Statutes (as amended from time to time, the “NRS”), including, without limitation, NRS 78.370, 92A.120 or 92A.410.

Section 2.5 Waiver of Notice. Notice of any annual or special meeting may be waived either before, at or after such meeting by a signed writing by the person or persons entitled to the notice or by any other method permitted by Nevada law. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transacting of any business because the meeting is not lawfully called or convened.

Section 2.6 Determination of Stockholders of Record.

(a) For the purpose of determining the stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment or postponement thereof, the Board may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If no record date is fixed, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be the close of business on the day before the day the first notice of the meeting is given or, if notice is waived, the close of business on the day before the day the meeting is held.

(b) A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment or postponement of the meeting; provided, however, that the Board may fix a new record date for the adjourned or postponed meeting and must fix a new record date if the meeting is adjourned or postponed to a date more than sixty (60) days later than the meeting date set for the original meeting.

Section 2.7 Quorum; Adjourned Meetings.

(a) Except as otherwise provided by law or by the Articles of Incorporation, the holders of shares representing at least a majority of the voting power of the Corporation’s capital stock, present in person or by proxy (regardless of whether the proxy has authority to vote on any matter), shall constitute a quorum for the transaction of business at any annual or special meeting. If any class or series of shares is permitted or required to vote separately on any action, the holders of at least a majority of the voting power, present in person or by proxy (regardless of whether the proxy has authority to vote on any matter), of such class or series is necessary to constitute a quorum of such class or series. If a quorum is present, the stockholders may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

(b) If a quorum is not represented, a majority of the voting power represented in person or by proxy at the meeting may adjourn the meeting from time to time until a quorum shall be represented. Notice of any adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. However, if a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record as of the new record date. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 2.8 Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize a proxy to represent him or her at the meeting by an instrument executed in writing. Each such proxy shall be valid until its expiration or revocation in a manner permitted by the laws of the State of Nevada. A proxy may be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient to support an irrevocable power. Subject to the above, any proxy may be revoked if an instrument or transmission revoking it or a properly created proxy bearing a later date is filed with or transmitted to the secretary or another person appointed by the Corporation to count the votes of stockholders and determine the validity of proxies and ballots, or, in the case of a meeting of stockholders, the stockholder revokes the proxy by attending the meeting and voting the stockholder’s shares in person, in which case, any vote cast by the person or persons designated by the stockholder to act as a proxy or proxies must be disregarded by the Corporation when the votes are counted.

Section 2.9 Voting.

(a) Each outstanding share of stock, regardless of class or series, shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the Articles of Incorporation or the certificate of designation establishing the class or series of stock provides for more or less than one (1) vote per share or limits or denies voting rights to the holders of the shares of any class or series of stock.

(b) If a quorum is present, unless the Articles of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law provide for a different proportion, action by the stockholders entitled to vote on a matter, other than the election of directors, is approved by and is the act of the stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action.

(c) If a quorum is present, unless otherwise provided by the Articles of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes cast.

Section 2.10 No Action Without a Meeting. No action of the stockholders shall be taken by either unanimous consent or partial written consent in lieu of a meeting. No action shall be taken by the stockholders except at an annual or special meeting of the stockholders called and noticed in the manner required by these Bylaws. Any purported action taken in violation of this Section shall be null, void and of no legal effect.

Section 2.11 Organization.

(a) Meetings of stockholders shall be presided over by the Chairperson, or, in the absence of the Chairperson, the chief executive officer, if any, or, in the absence of the chief executive officer, by the president, or, in the absence of the foregoing persons, by a chairman designated by the Board, or, in the absence of such designation by the Board, by a chairman chosen at the meeting by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast. The secretary, or in the absence of the secretary an assistant secretary, shall act as secretary of the meeting, but in the absence of the secretary and any assistant secretary the chairman of the meeting may appoint any person to act as secretary of the meeting. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitation on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

(b) The chairman of the meeting may appoint one or more inspectors of elections. The inspector or inspectors may (i) ascertain the number of shares outstanding and the voting power of each; (ii) determine the number of shares represented at a meeting and the validity of proxies or ballots; (iii) count all votes and ballots; (iv) determine any challenges made to any determination made by the inspector(s); and (v) certify the determination of the number of shares represented at the meeting and the count of all votes and ballots.

Section 2.12 Order of Business.

(a) Annual Meetings of Stockholders. At any annual meeting of the stockholders, only such nominations of individuals for election to the Board shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting.

For nominations to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be: (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly made at the annual meeting, by or at the direction of the Board or (iii) otherwise properly requested to be brought before the annual meeting by a stockholder of the Corporation in accordance with these Bylaws. For nominations of individuals for election to the Board or proposals of other business to be properly requested by a stockholder to be made at an annual meeting, a stockholder must (i) be a stockholder of record at the time of giving of notice of such annual meeting by or at the direction of the Board and at the time of the annual meeting, (ii) be entitled to vote at such annual meeting and (iii) comply with the procedures set forth in these Bylaws as to such business or nomination. The immediately preceding sentence shall be the exclusive means for a stockholder to make nominations or other business proposals (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

(b) Special Meetings of Stockholders. At any special meeting of the stockholders, only such business shall be conducted or considered as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting. To be properly brought before a special meeting, proposals of business must be (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the special meeting, by or at the direction of the Board or (iii) specified in the Corporation’s notice of meeting (or any supplement thereto) given by the Corporation pursuant to a valid stockholder request in accordance with Section 2.2 of these Bylaws, it being understood that business transacted at such a special meeting shall be limited to the matters stated in such valid stockholder request; provided, however, that nothing herein shall prohibit the Board from submitting additional matters to stockholders at any such special meeting. In order for any business to be brought before a special meeting pursuant to a stockholder request pursuant to Section 2.2 of these Bylaws, such business must be a proper matter for stockholder action under applicable law.

Nominations of individuals for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board or (ii) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (A) is a stockholder of record at the time of giving of notice of such special meeting and at the time of the special meeting, (B) is entitled to vote at the meeting, and (C) complies with the procedures set forth in these Bylaws as to such nomination. This Section 2.12(b) shall be the exclusive means for a stockholder to make nominations or other business proposals (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before a special meeting of stockholders.

(c) General. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the chairman of any annual or special meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with these Bylaws and, if any proposed nomination or other business is not in compliance with these Bylaws, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded.

Section 2.13. Advance Notice of Stockholder Business and Nominations.

(a) Annual Meeting of Stockholders. Without qualification or limitation, subject to Section 2.13(c)(4) of these Bylaws, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.12(a) of these Bylaws, the stockholder must have given timely notice thereof (including, in the case of nominations, the completed and signed questionnaire, representation and agreement required by Section 2.14 of these Bylaws), and timely updates and supplements thereof, in each case in proper form, in writing to the secretary, and such other business must otherwise be a proper matter for stockholder action under applicable law.

To be timely, a stockholder’s notice shall be delivered to the secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.

Notwithstanding anything in the immediately preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board is increased by the Board, and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.13(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or under any other provision of the Bylaws or enable or be deemed to permit a stockholder who has previously submitted notice hereunder or under any other provision of the Bylaws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and or resolutions proposed to be brought before a meeting of the stockholders.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting, subject to the provisions of Section 2.12(b) of these Bylaws.

Subject to Section 2.13(c)(4) of these Bylaws, in the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any stockholder may nominate an individual or individuals (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, provided that the stockholder gives timely notice thereof (including the completed and signed questionnaire, representation and agreement required by Section 2.14 of these Bylaws), and timely updates and supplements thereof in each case in proper form, in writing, to the secretary. To be timely, a stockholder’s notice pursuant to the preceding sentence shall be delivered to the secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting of stockholders, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above. In addition, to be considered timely, a stockholder’s notice pursuant to the first sentence of this paragraph shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

(c) Disclosure Requirements.

(1) To be in proper form, a stockholder’s notice (whether given pursuant to Section 2.2, Section 2.12, this Section 2.13 or Section 2.14) to the secretary must include the following, as applicable:

(a) As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal, as applicable, is made, a stockholder’s notice must set forth: (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of stock which are owned beneficially and of record by such stockholder and such beneficial owner, and any shares of any class or series of stock of the Corporation as to which such stockholder and such beneficial owner has a right to acquire beneficial ownership at any time in the future, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such stockholder or such beneficial owner and any of their affiliates or associates, whether or not such instrument or right shall be subject to settlement in underlying shares of stock, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner or any of their affiliates or associates, with respect to securities of the Corporation, (v) a representation that the stockholder is a holder of record of stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of outstanding stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, (vii) any material pending or threatened legal proceeding in which such stockholder or such beneficial owner is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (viii) any other material relationship between such stockholder or such beneficial owner, on the one hand, and the Corporation or any affiliate of the Corporation, on the other hand, and (ix) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

(b) If the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, a stockholder’s notice must, in addition to the matters set forth in paragraph (a) above, also set forth: (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder, the beneficial owner, if any, on whose behalf the proposal is made, or any of their affiliates or associates, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such proposal or business includes a proposal to amend the Bylaws of the Corporation, the text of the proposed amendment), and (iii) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14 of the Exchange Act.

(c) As to each individual, if any, whom the stockholder proposes to nominate for election or reelection to the Board, a stockholder’s notice must, in addition to the matters set forth in paragraph (a) above, also set forth: (i) all information relating to such individual that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such individual’s written consent to being named in the Corporation’s proxy statement as a nominee and to serving as a director if elected) and (ii) such other information regarding such person as may reasonably be requested by the Board in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon in order for the Board to determine the eligibility of such candidate for nomination to be an independent director of the Corporation.

(d) With respect to each individual, if any, whom the stockholder proposes to nominate for election or reelection to the Board, a stockholder’s notice must, in addition to the matters set forth in paragraphs (a) and (c) above, also include a completed and signed questionnaire, representation and agreement required by Section 2.14 of these Bylaws.

(2) For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the separate and additional requirements set forth in these Bylaws with respect to nominations or proposals as to any other business to be considered.

(4) Nothing in this Section 2.13 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (ii) of the holders of any series of preferred stock if and to the extent provided for under law, the Articles of Incorporation or these Bylaws. Subject to Rule 14a-8 under the Exchange Act, nothing in this Section 2.13 shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.

Section 2.14 Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person nominated by a stockholder for election or reelection to the Board must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.13 of these Bylaws) to the secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background, qualifications, stock ownership and independence of such proposed nominee (which questionnaire shall be provided by the secretary upon written request), and a written representation and agreement (in the form provided by the secretary upon written request) that such individual (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, or (ii) any Voting Commitment that could limit or interfere with such individual’s ability to comply, if elected as a director of the Corporation, with such individual’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (c) if elected as a director of the Corporation, will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director.

Section 2.15 Remote Communications. Stockholders may participate in a meeting of stockholders by means of any electronic communications, videoconferencing, teleconferencing or other available technology permitted under the NRS. If any such means are utilized, the Corporation shall, to the extent required under the NRS, implement reasonable measures to (a) verify the identity of each person participating through such means as a stockholder, and (b) provide the stockholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to communicate, and to read or hear the proceedings of the meeting in a substantially concurrent manner with such proceedings. For the purposes of establishing a quorum and taking any action at the meeting, participation in a meeting pursuant to this Section 2.15 constitutes presence in person at the meeting. A meeting of stockholders may be held solely by remote communication pursuant to this Section 2.15.

ARTICLE III
BOARD OF DIRECTORS

Section 3.1 General Powers. The business of the Corporation shall be managed by the Board.

Section 3.2 Number; Tenure. Unless otherwise provided in the Articles of Incorporation, the number of directors shall be no less than three (3) directors and no more than seven (7) directors, with the number of directors within the foregoing fixed minimum and maximum established and changed from time to time as provided by resolutions adopted by the Board. No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his or her term of office. Each director shall hold office until the annual meeting of stockholders next held after his or her election and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. No provision of this Section 3.2 shall restrict the right of the Board (or, to the extent, if any, permitted under the Articles of Incorporation, stockholders) to fill vacancies or upon the right of the stockholders to remove directors, each as provided in these Bylaws.

Section 3.3 Chairperson. The Board shall appoint one of its members to serve as the Chairperson to serve at the pleasure of the Board. The Chairperson shall, if present, preside at meetings of stockholders of the Corporation and at meetings of the Board. The Chairperson shall have such other duties and responsibilities as may from time to time be assigned to him or her by the Board or prescribed by these Bylaws. The Chairperson may, but need not be, an employee of the Corporation.

Section 3.4 Vacancies. Subject to any rights of the holders of preferred stock, if any, vacancies on the Board, including vacancies resulting from newly created directorships, may be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall hold office for a term expiring at the next annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified.

Section 3.5 Removal and Resignation of Directors. Subject to any rights of the holders of preferred stock, if any, and except as otherwise provided in the NRS, any director, or the entire Board, may be removed from office by a vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote at an annual or special meeting of the stockholders duly noticed and called in accordance with the Bylaws. Any director may resign effective upon giving written notice to the Board, unless the notice specifies a later time for effectiveness.

Section 3.6 Regular Meetings. A regular meeting of the Board shall be held annually, immediately after, and at the same place as, the annual meeting of stockholders, or such other date, time and place as the Board may determine. The Board may, by resolution, provide the date, time and place, if any, for the holding of additional regular meetings.

Section 3.7 Special Meetings. Special meetings of the Board may be called by the Chairperson, the chief executive officer, if any, the president, or by any two of the directors and shall be held on such date and at such time and place as may be designated in the notice of such meeting.

Section 3.8 Notice of Meetings.

(a) No notice need be given of any annual or regular meeting of the Board.

(b) For each special meeting of the Board, there shall be delivered to each director at the address appearing for him or her on the records of the Corporation, at least twenty-four (24) hours before the time of such meeting, a copy of a written notice of such meeting (i) by delivery of such notice personally, (ii) by mailing such notice postage prepaid, (iii) by facsimile, (iv) by overnight courier, or (v) by electronic transmission or electronic writing, including, but not limited to, email. If mailed to an address inside the United States, the notice shall be deemed delivered five (5) business days following the date the same is deposited in the United States mail, postage prepaid. If mailed to an address outside the United States, the notice shall be deemed delivered seven (7) business days following the date the same is deposited in the United States mail, postage prepaid. If sent via overnight courier, the notice shall be deemed delivered the business day following the delivery of such notice to the courier. If sent via facsimile, the notice shall be deemed delivered upon sender’s receipt of confirmation of the successful transmission. If sent by electronic transmission (including, without limitation, e-mail), the notice shall be deemed delivered when directed to the e-mail address of the director appearing on the records of the Corporation, and otherwise pursuant to the applicable provisions of NRS Chapter 75. If the address of any director is incomplete or does not appear upon the records of the Corporation it will be sufficient to address any notice to such director at the registered office of the Corporation. Any director may waive notice of any meeting, and the attendance of a director at a meeting and oral consent entered on the minutes of such meeting shall constitute waiver of notice of the meeting unless such director objects, prior to the transaction of any business, that the meeting was not lawfully called, noticed or convened. Attendance for the express purpose of objecting to the transaction of business thereat because the meeting was not properly called or convened shall not constitute presence or a waiver of notice for purposes hereof.

Section 3.9 Quorum and Voting; Adjourned Meetings.

(a) A majority of the directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board.

(b) Unless otherwise provided by law, the Articles of Incorporation or these Bylaws, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

(c) At any meeting of the Board where a quorum is not present, a majority of those present may adjourn, from time to time, until a quorum is present, and no notice of such adjournment shall be required. At any adjourned meeting where a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

Section 3.10 Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Board or any committee thereof may be taken without a meeting if, before or after the action, all directors or committee members consent thereto in writing, except that such consent need not be signed by any director who is not required to sign pursuant to NRS 78.315(2). The written consent may be signed manually or electronically (or by any other means then permitted under the NRS), and may be so signed in counterparts, including, without limitation, facsimile or email counterparts, and the written consent shall be filed with the minutes of proceedings of the Board or committee.

Section 3.11 Telephonic and Electronic Communications. Members of the Board or of any committee designated by the Board may participate in a meeting of the Board or such committee through electronic communications, videoconferencing, teleconferencing or other available technology permitted under the NRS. If any such means are utilized, the Corporation shall, to the extent required under the NRS, implement reasonable measures to (a) verify the identity of each person participating through such means as a director or member of the committee, as the case may be; and (b) provide the directors or members a reasonable opportunity to participate in the meeting and to vote on matters submitted to the directors or members, as the case may be, including an opportunity to communicate and to read or hear the proceedings of the meeting in a substantially concurrent manner with such proceedings. For the purposes of establishing a quorum and taking any action at the meeting, such directors or members of the committee, as the case may be, participating pursuant to this Section 3.11 shall be deemed present in person at the meeting.

Section 3.12 Committees of Directors. The Board may designate and appoint one or more committees as the Board considers appropriate, which shall consist of one or more directors of the Corporation. Persons who are not directors of the Corporation are not eligible to serve on committees of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Each committee, to the extent provided in the resolution of the Board creating same, shall have and may exercise such of the powers and authority of the Board in the management of the business and affairs of the Corporation as the Board may direct and delegate, except, however, those matters which are required by statute to be reserved unto or acted upon by the entire Board. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board as appropriate. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, any such committee.

Section 3.13 Compensation. The Board, without regard to personal interest, may establish the compensation of directors for services in any capacity. If the Board establishes the compensation of directors pursuant to this Section 3.13, such compensation is presumed to be fair to the Corporation unless proven unfair by a preponderance of the evidence. The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary or other compensation as a director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Any director of the Corporation may decline any or all such compensation payable to such director in his or her discretion.

Section 3.14 Presumption of Assent. A director of the Corporation who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE IV
OFFICERS

Section 4.1 Elected Officers. The Board shall elect and appoint a president, a secretary and a treasurer. The Board may from time to time, by resolution, elect or appoint such other officers and agents as it may deem advisable, who shall hold office at the pleasure of the Board, and shall have such powers and duties and be paid such compensation as may be directed by the Board. Any individual may hold two or more offices.

Section 4.2 Removal; Resignation. Any officer elected or appointed by the Board may be removed by the Board with or without cause. Any officer may resign at any time upon written notice to the Corporation. Any such removal or resignation shall be subject to the rights, if any, of the respective parties under any contract between the Corporation and such officer or agent.

Section 4.3 Vacancies. A newly created officer position and a vacancy in any elected officer position because of death, resignation, or removal may be filled by the Board.

Section 4.4 Chief Executive Officer. The Board may appoint a chief executive officer who, subject to the supervision and control of the Board, shall have the ultimate responsibility for the management and control of the business and affairs of the Corporation, and shall perform such other duties and have such other powers which are delegated to him or her by the Board, these Bylaws or as may be provided by law.

Section 4.5 President. The president, subject to the supervision and control of the Board, shall in general actively supervise and control the business and affairs of the Corporation. The president shall keep the Board fully informed as the Board may request and shall consult the Board concerning the business of the Corporation. The president shall perform such other duties and have such other powers which are delegated and assigned to him or her by the Board, the chief executive officer, if any, these Bylaws or as may be provided by law.

Section 4.6 Chief Financial Officer. The Board may appoint a chief financial officer. The chief financial officer shall in general have overall supervision of the financial operations of the Corporation. The chief financial officer shall perform such other duties and have such other powers which are delegated and assigned to him or her by the Board, the chief executive officer, if any. the president, these Bylaws or as may be provided by law.

Section 4.7 Vice Presidents. The Board may appoint one or more vice presidents. In the absence or disability of the president, or at the president’s request, the vice president or vice presidents, in order of their rank as fixed by the Board, and if not ranked, the vice presidents in the order designated by the Board, or in the absence of such designation, in the order designated by the president, shall perform all of the duties of the president, and when so acting, shall have all the powers of, and be subject to all the restrictions on the president. Each vice president shall perform such other duties and have such other powers which are delegated and assigned to him or her by the Board, the chief executive officer, if any, the president, these Bylaws or as may be provided by law.

Section 4.8 Secretary. The secretary shall keep or cause to be kept, in one or more books provided for that purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders. The secretary shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by applicable law. The secretary shall see that the books, reports, statements, certificates and other documents and records required by applicable law to be kept and filed are properly kept and filed. The secretary shall perform all other duties commonly incident to his or her office and shall perform such other duties which are assigned to him or her by the Board, the chief executive officer, if any, the president, these Bylaws or as may be provided by law.

Section 4.9 Assistant Secretaries. An assistant secretary, if appointed by the Board, shall, at the request of the secretary, or in the absence or disability of the secretary, perform all the duties of the secretary. He or she shall perform such other duties as are assigned to him or her by the Board, the chief executive officer, if any, the president, the secretary, these Bylaws or as may be provided by law.

Section 4.10 Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall perform all other duties commonly incident to his or her office and such other duties as may, from time to time, be assigned to him or her by the Board, the chief executive officer, if any, the president, these Bylaws or as may be provided by law.

Section 4.11 Assistant Treasurers. An assistant treasurer, if appointed by the Board, shall, at the request of the Treasurer, or in the absence or disability of the Treasurer, perform all the duties of the Treasurer. He or she shall perform such other duties which are assigned to him or her by the Board, the chief executive officer (if any), the president, the treasurer, these Bylaws or as may be provided by law.

Section 4.12 Execution of Negotiable Instruments, Deeds and Contracts. All checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the Corporation; all deeds, mortgages, proxies, powers of attorney and other written contracts, documents, instruments and agreements to which the Corporation shall be a party; and all assignments or endorsements of stock certificates, registered bonds or other securities owned by the Corporation shall be signed in the name of the Corporation by such officers or other persons as the Board may from time to time designate. Such authority may be general or confined to specific instances as the Board may determine. The Board may authorize the use of the facsimile signatures of any such persons.

ARTICLE V
SHARES AND TRANSFERS

Section 5.1 Issuance of Stock. The Board is authorized to cause to be issued stock of the Corporation up to the full amount authorized by the Articles of Incorporation in such amounts and for such consideration as may be determined by the Board.

Section 5.2 Stock Certificates and Uncertificated Shares.

(a) The shares of stock of the Corporation shall be represented by a certificate, provided that the Board may authorize the issuance of uncertificated shares of some or all of any or all classes or series of the stock of the Corporation. Any such issuance of uncertificated shares shall have no effect on existing certificates for shares until such certificates are surrendered to the Corporation, or on the respective rights and obligations of the stockholders.

(b) Each certificate representing shares shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the chief executive officer, if any, the president or a vice president, and by the secretary or an assistant secretary, of the Corporation (or any other two officers or agents so authorized by the Board). Each certificate representing shares shall state the following: (i) the name of the Corporation and that it is organized under the laws of Nevada; (ii) the name of the person to whom the certificate is issued; (iii) the number and class of shares and the designation of the series, if any, which such certificate represents; the par value of each share, if any, represented by such certificate or a statement that the shares are without par value, and (iv) any restrictions on the transfer of the shares.

(c) Certificates of stock shall be in such form consistent with law as shall be prescribed by the Board. No certificate shall be issued until the shares represented thereby are fully paid. In addition to the foregoing, all certificates evidencing shares of the Corporation’s stock or other securities issued by the Corporation shall contain such legend or legends as may from time to time be required by federal, state or local laws or regulations then in effect.

(d) Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner of the shares a written notice containing the information required to be set forth or stated on certificates pursuant to the NRS and, at least annually thereafter, the Corporation shall provide to such stockholders of record holding uncertificated shares, a written statement confirming the information contained in such written statement previously sent. Except as otherwise expressly provided by law, the rights and obligations of the stockholders shall be identical whether or not their shares of stock are represented by certificates.

Section 5.3 Transfer of Stock. Transfer of stock on the books of the Corporation may be authorized only by the record holder of such stock, the holder’s legal representative or the holder’s attorney lawfully constituted in writing and, in the case of stock represented by a certificate or certificates, upon surrender of the certificate or the certificates for such stock, and, in the case of uncertificated stock, upon receipt of proper transfer instructions and compliance with appropriate procedures for transferring stock in uncertificated form (in each case, with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require). Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such certificate shall have been so cancelled, except in cases provided for in Section 5.4. The Corporation may treat as the absolute owner of stock of the Corporation the person or persons in whose name stock is registered on the books of the Corporation. Subject to the Articles of Incorporation, the Board may from time to time establish rules and regulations governing the issuance, transfer and registration of shares of stock of the Corporation.

Section 5.4 Loss of Certificates. Any stockholder claiming a certificate for stock to be lost, stolen, mutilated or destroyed shall make an affidavit of that fact in such form as the Board may require and shall, if the Board so requires, give the Corporation a bond of indemnity in form, in an amount, and with one or more sureties satisfactory to the Board, to indemnify the Corporation against any claims which may be made against it on account of the alleged loss, theft or destruction of the certificate or issuance of such new certificate. The Corporation may then issue (a) a new certificate or certificates of stock or (b) uncertificated shares, for the same number of shares represented by the certificate claimed to have been lost, stolen, mutilated or destroyed.

Section 5.5 Facsimile Signatures. Whenever any certificate is countersigned by a transfer agent or by a registrar other than the Corporation or its employee, then the signatures of the officers or agents of the Corporation may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed on any such certificate shall cease to be such officer before such certificate has been delivered by the Corporation, such certificate may be issued and delivered by the Corporation as though the person who signed such certificate or whose facsimile signature or signatures had been placed thereon were such officer at the date of issue.

ARTICLE VI
INDEMNIFICATION

Section 6.1 Indemnification and Insurance.

(a) Indemnification of Directors and Officers.

(i) For purposes of this Article, (A) “Indemnitee” shall mean each director or officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved (including as a non-party witness, deponent, or recipient of a subpoena) in, any Proceeding (as hereinafter defined), by reason of the fact that he or she is or was a director, officer employee or agent (including, without limitation, as a trustee, fiduciary, administrator or manager) of the Corporation or any predecessor entity thereof, or is or was serving in any capacity at the request of the Corporation as a director, officer, employee or agent (including, without limitation, as a trustee, fiduciary, administrator, partner, member or manager) of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise; and (B) ”Proceeding” shall mean any threatened, pending, or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative, or investigative.

(ii) Each Indemnitee shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Nevada law, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding; provided that such Indemnitee either is not liable pursuant to NRS 78.138 or acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any Proceeding that is criminal in nature, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee is liable pursuant to NRS 78.138 or did not act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or that, with respect to any criminal proceeding he or she had reasonable cause to believe that his or her conduct was unlawful. The Corporation shall not indemnify an Indemnitee for any claim, issue or matter as to which the Indemnitee has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for any amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the Proceeding was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such amounts as the court deems proper. Except as so ordered by a court and for advancement of expenses pursuant to this Section 6.1, indemnification may not be made to or on behalf of an Indemnitee if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the cause of action. Notwithstanding anything to the contrary contained in these Bylaws, no director or officer may be indemnified for expenses incurred in defending any threatened, pending, or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, that such director or officer incurred in his or her capacity as a stockholder.

(iii) Indemnification pursuant to this Section 6.1 shall continue as to an Indemnitee who has ceased to be a director or officer of the Corporation or who has ceased to serve, at the request of the Corporation, as a director, officer, employee, agent, trustee, fiduciary, administrator, partner, member or manager of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise, and such indemnification shall inure to the benefit of such Indemnitee’s heirs, executors and administrators.

(iv) The expenses of Indemnitees must be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as such expenses are incurred and in advance of the final disposition of the Proceeding, upon receipt of an undertaking by or on behalf of such Indemnitee to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. To the extent that an Indemmitee is successful on the merits or otherwise in defense of any Proceeding, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify him or her against expenses, including, without limitation, attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

(b) Indemnification of Employees and Other Persons. The Corporation may, by action of its Board and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees.

(c) Non-Exclusivity of Rights. The rights to indemnification provided in this Article VI shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or these Bylaws, agreement, vote of stockholders or directors, or otherwise.

(d) Insurance. The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any Indemnitee for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee, member, managing member or agent, or arising out of his or her status as such, whether or not the Corporation has the authority to indemnify him or her against such liability and expenses.

(e) Other Financial Arrangements. The other financial arrangements which may be made by the Corporation may include, without limitation, the following: (i) the creation of a trust fund; (ii) the establishment of a program of self-insurance; (iii) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the Corporation; and (iv) the establishment of a letter of credit, guarantee or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to advancement of expenses or indemnification ordered by a court.

(f) Other Matters Relating to Insurance or Financial Arrangements. Any insurance or other financial arrangement made on behalf of a person pursuant to this Section 6.1 may be provided by the Corporation or any other person approved by the Board, even if all or part of the other person’s stock or other securities are owned by the Corporation. In the absence of fraud (i) the decision of the Board as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section 6.1 and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (ii) the insurance or other financial arrangement is not void or voidable and does not subject any director approving it to personal liability for his action; even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

Section 6.2 Amendment. The provisions of this Article VI relating to indemnification shall constitute a contract between the Corporation and each of its directors and officers which may be modified as to any director or officer only with that person’s consent or as specifically provided in this Section 6.2. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article VI which is adverse to any director or officer shall apply to such director or officer only on a prospective basis, and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws (including, without limitation, Article X), no repeal or amendment of these Bylaws shall affect any or all of this Article VI so as to limit or reduce the indemnification in any manner unless adopted by (a) the unanimous vote of the directors of the Corporation then serving, or (b) a vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote at an annual or special meeting of the stockholders duly noticed and called in accordance with the Bylaws; provided that no such amendment shall have a retroactive effect inconsistent with the preceding sentences of this Section.

ARTICLE VII

CHANGES IN LAW

References in these Bylaws to Nevada law, the NRS, the Exchange Act, rules promulgated under the Exchange Act, or to any provision of any of the foregoing shall be to such law or rule as it existed on the date these Bylaws were adopted or as such law or rule thereafter may be changed; provided that (a) in the case of any change which expands the liability of directors or officers or limits the indemnification rights or the rights to advancement of expenses which the Corporation may provide in Article VI hereof, the rights to limited liability, to indemnification and to the advancement of expenses provided in the Articles of Incorporation and/or these Bylaws shall continue as before such change to the extent permitted by law; and (b) if such change permits the Corporation, without the requirement of any further action by stockholders or directors, to limit further the liability of directors or limit further the liability of officers or to provide broader indemnification rights or rights to the advancement of expenses than the Corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

ARTICLE VIII
Distributions

Section 8.1 Declaration. Distributions may be declared, subject to the provisions of the laws of the State of Nevada and the Articles of Incorporation, by the Board and may be paid in cash, property, shares of corporate stock, or any other medium.

Section 8.2 Fixing Record Dates for Distributions and Share Dividends. For the purpose of determining stockholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the Board may, at the time of declaring the distribution or share dividend, set a date no more than 60 days prior to the date of the distribution or share dividend; provided that the record date so fixed for such distribution or share dividend must not precede the date on which the Board adopted the resolution declaring such distribution or share dividend. If no record date is fixed for such distribution or share dividend, the record date shall be the date on which the resolution of the Board authorizing the distribution or share dividend is adopted.

ARTICLE IX
MISCELLANEOUS

Section 9.1 Books and Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

Section 9.2 Fiscal Year. The fiscal year of the Corporation shall end on December 31 of each year.

ARTICLE X
AMENDMENTS

Except as otherwise expressly provided in these Bylaws, these Bylaws may be amended, revised, or repealed or new bylaws may be made adopted, only by a vote of (a) a majority of the Board, or (b) stockholders representing not less than a majority of the voting power of the issued and outstanding stock entitled to vote at an annual or special meeting of the stockholders duly noticed and called in accordance with the Bylaws.

ARTICLE XI
FORUM SELECTION

To the fullest extent permitted by law, and unless the Corporation consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada (or, if that court does not have jurisdiction, the federal district court for the District of Nevada or other state courts of the State of Nevada) shall, to the fullest extent permitted by law, be the exclusive forums for (a) any derivative action or proceeding brought in the name or right of the Corporation or on the Corporation’s behalf, (b) any action asserting or based upon a claim of breach of any duty owed by any director, officer, employee or agent of the Corporation to the Corporation or to the Corporation’s stockholders, (c) any action or assertion of a claim arising pursuant to any provision of Chapter 78 or Chapter 92A of the NRS or the Articles of Incorporation or these Bylaws (as each may be amended from time to time), (d) any action to interpret, apply, enforce or determine the validity of the Articles of Incorporation or these Bylaws or (e) any action asserting a claim against the Corporation governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of, and consented to, the provisions of this Article XI.

CERTIFICATE OF SECRETARY

I, Marion Odence-Ford, certify that I am the Corporate Secretary of OptimizeRx Corporation, a Nevada corporation, and that the foregoing Second Amended and Restated Bylaws constitute the bylaws of OptimizeRx Corporation as duly adopted by the Board of Directors as of June 22, 2021.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 22nd day of June 2021.

/s/ Marion Odence-Ford